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                                                                       EXHIBIT 3

                             JOINT FILING AGREEMENT

      In accordance with Rule 13d-1(k)(1) promulgated under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them to a statement on Schedule 13D with respect to the Common Stock, $0.001 par value, of IMPAC Medical Systems, Inc. beneficially owned by each of them. This Joint Filing Agreement shall be included as an exhibit to such Schedule 13D.

      IN WITNESS THEREOF, the undersigned have caused their duly authorized representatives to execute this Joint Filing Agreement as of the 27th day of January, 2005.

                                                  ERBIUM ACQUISITION CORPORATION

                                                  By: /s/ HAKAN BERGSTROM
                                                      --------------------------
                                                  Name: Hakan Bergstrom
                                                  Title: President

                                                  ELEKTA HOLDINGS U.S., INC.

                                                  By: /s/ ANTHONY DECAROLIS
                                                      --------------------------
                                                  Name: Anthony DeCarolis
                                                  Title: President

                                                  ELEKTA AB (publ)

                                                  By: /s/ HAKAN BERGSTROM
                                                      --------------------------
                                                  Name: Hakan Bergstrom
                                                  Title: Chief Financial Officer